As filed with the Securities and Exchange Commission on _________________

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICROS SYSTEMS, INC.

(Exact name of issuer as specified in its charter)

Maryland	52-1101488
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7031 Columbia Gateway Drive, Columbia, Maryland	21046-2289
(Address of principal executive offices)	(Zip Code)

MICROS SYSTEMS, INC. 1991 STOCK OPTION PLAN

(Full title of plan)

Peter A. Altabef, President and Chief Executive Officer
MICROS Systems, Inc.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

(Name and address of agent for service)

(443) 285-6000

(Telephone number, including area code, of agent for service)

Copies to:

Alan Singer

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

(215) 963-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock (par value $0.025 per share)	1,200,000 shares	$43.35	$52,020,000	$7,095.53

(1) In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of Common Stock of MICROS Systems, Inc. reported on The NASDAQ Stock Market on January 16, 2013.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012;

(b)          The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended September 30, 2012 and December 31, 2012;

(c)          The Registrant’s Current Reports on Form 8-K filed with the Commission on November 19, 2012 and December 6, 2012; and

(d)          Description of the Registrant’s Common Stock (the “Common Stock”) contained in the Registrant’s Registration Statement on Form 8-A dated October 23, 1981, by incorporation by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 2-69969), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all securities remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such document. Any statement contained in any document incorporated or deemed to be incorporated by reference or deemed to be a part of this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference or deemed to be a part of this Registration Statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be a part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. In either case, any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

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EXPERTS

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended June 30, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In the event that PricewaterhouseCoopers LLP consents to the incorporation by reference in this Registration Statement of its report relating to audited financial statements and effectiveness of internal control over financial reporting included in a document subsequently filed by the Registrant, such audited financial statements shall be incorporated herein in reliance upon such report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Thomas L. Patz is the Executive Vice-President, Strategic Initiatives, and General Counsel of the Registrant, and has provided an opinion to the Registrant relating to the validity of newly issued shares offered by this Registration Statement on Form S-8. As of January 24, 2013, Mr. Patz beneficially owned 50,068 shares of the Common Stock, which is approximately 0.00063% of the total outstanding shares of the Common Stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 405.2 of the Maryland General Corporation Law, or MGCL, provides in pertinent part that a Maryland corporation may, with certain limitations, set forth in its charter a provision limiting the liability of a director or an officer to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of a director or an officer to the corporation or its stockholders to the extent that (i) it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received, or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

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Article NINTH of the Registrant’s Consolidated Articles of Incorporation provides that, to the fullest extent provided by Maryland law, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages. Moreover, no amendment of the Registrant’s charter or repeal of any of its provisions will limit or eliminate the benefits provided to the Registrant’s directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

Section 418(b) of the MGCL provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses (including reasonable attorneys’ fees) actually incurred by the director in connection with the proceeding. However, if the proceeding was one by or in right of the corporation, indemnification may not be made in respect of any proceeding in which the director has been adjudged to be liable to the corporation. Section 418(d) provides that, unless limited by the charter, a director who has been successful in the defense of any such proceeding, or in the defense of any claim, issue or matter in the proceeding, will be indemnified against reasonable expenses incurred by the director in connection with the proceeding, claim, issue or matter in which the director has been successful. In addition, Section 418(j) provides that, unless limited by the charter, a corporation may indemnify its officers, employees and agents to the same extent as its directors, and with respect to an officer, employee or agent who is not a director, to such further extent, consistent with law, as may be provided by its charter, bylaws, action by its board of directors, or contract. Moreover, the corporation is required to indemnify an officer, employee or agent to the same extent as it is required to indemnify a director under Section 418(d).

Article EIGHTH of the Registrant’s Consolidated Articles of Incorporation provides that the Registrant shall indemnify its directors and officers to the fullest extent required or permitted under Maryland law. Article EIGHTH further provides that no amendment or repeal of the Article will apply to or have any effect on any right to indemnification with respect to acts or omissions occurring prior to such amendment or repeal.

Article IX of the Registrant’s By-Laws provides that persons who are or were directors or officers of the Registrant shall be indemnified by the Registrant to the fullest extent permitted by the general laws of the State of Maryland, as now or hereafter in force, in respect to matters arising out of service in their capacities as directors or officers of the Registrant or arising out of service at the request of the Registrant in any capacity of any other organization. Any determination as to whether any such person is entitled to indemnification shall be made by independent legal counsel retained by the Registrant and appointed by either the Board of Directors or the Chief Executive Officer. Any determination of such independent legal counsel to deny indemnification shall be subject, at the request of the person who is denied indemnification, to de novo review in any court that is appropriate under the general of laws of the State of Maryland or other applicable statutory or decisional law, as now or hereafter in force. Article IX further provides that no amendment of the By-Laws or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers of the Registrant under Article IX with respect to any act or omission that occurred prior to such amendment or repeal.

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Section 418(k) of the MGCL provides that a Maryland corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of Section 418.

Article IX of the Registrant’s By-Laws permits the Registrant to purchase and maintain such insurance. The Registrant has purchased a director and officer liability insurance policy.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit

Number	Description

5	Opinion of Thomas L. Patz, General Counsel of MICROS Systems, Inc., regarding legality of securities being registered (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Thomas L. Patz, General Counsel of MICROS Systems, Inc. (included in Exhibit 5 hereof)

24	Power of Attorney (included as part of the signature page hereof)

99	MICROS Systems, Inc. 1991 Stock Option Plan, as amended, incorporated herein by reference to Exhibit A to the Proxy Statement of the Registrant for its 2012 Annual Meeting of Shareholders, filed with the Commission on October 2, 2012

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ITEM 9.	UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that:

Paragraphs (l)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland on this 24th day of January, 2013.

MICROS SYSTEMS, INC.

By:	/s/ Peter A. Altabef
Peter A. Altabef
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter A. Altabef, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for and in the undersigned’s name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 24, 2013.

Signature	Title

/s/ A. L. Giannopoulos	Executive Chairman
A. L. Giannopoulos

/s/ Peter A. Altabef	President, Chief Executive Officer and Director
Peter A. Altabef

/s/ Cynthia A. Russo	Chief Financial Officer
Cynthia A. Russo

/s/ Michael P. Russo	Principal Accounting Officer
Michael P. Russo

/s/ Louis M. Brown, Jr.	Vice-Chairman and Director
Louis M. Brown, Jr.

/s/ B. Gary Dando	Director
B. Gary Dando

/s/ John G. Puente	Director
John G. Puente

/s/ Dwight S. Taylor	Director
Dwight S. Taylor

/s/ F. Suzanne Jenniches	Director
F. Suzanne Jenniches

EXHIBIT INDEX

Exhibit

Number	Description

5	Opinion of Thomas L. Patz, General Counsel of MICROS Systems, Inc., regarding legality of securities being registered (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Thomas L. Patz, General Counsel of MICROS Systems, Inc. (included in Exhibit 5 hereof)

24	Power of Attorney (included as part of the signature page hereof)

99	MICROS Systems, Inc. 1991 Stock Option Plan, as amended, incorporated herein by reference to Exhibit A to the Proxy Statement of the Registrant for the 2012 Annual Meeting of Shareholders, filed with the Commission on October 2, 2012